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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-1198, No. 33-13353 and No. 33-12485) and in the related
Prospectuses and in the Registration Statement (Form S-8 No. 33-80343) pertaining to the 1995 Incentive Plan, 1995 Nonemployee Director Stock Plan, 1994 Stock Compensation Plan and Misc. Non-Qualified Stock Options of WavePhore, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements of WavePhore, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                              ERNST & YOUNG LLP

Phoenix, Arizona
March 6, 1997